EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS FROM CONTINUING OPERATIONS

PRIMARY EARNINGS PER SHARE FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997

         Net income                                                              $1,792,818
                                                                                 ==========

         Weighted average common shares and common share equivalents              8,138,110
         Assumed exercise of options and warrants                                   397,541
                                                                                 ----------
                Adjusted shares outstanding                                       8,535,651
                                                                                 ==========

         Primary earnings per share                                              $     0.21
                                                                                 ==========


PRIMARY EARNINGS PER SHARE FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 1997

         Net income                                                              $  891,250
                                                                                 ==========

         Weighted average common shares and common share equivalents              8,477,995
         Assumed exercise of options and warrants                                   330,577
                                                                                 ----------
                Adjusted shares outstanding                                       8,808,572
                                                                                 ==========

         Primary earnings per share                                              $     0.10
                                                                                 ==========

EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS FROM CONTINUING OPERATIONS

FULLY DILUTED EARNINGS PER SHARE FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997

         Net income                                                                    $1,792,818
         Interest reduction on conversion of convertible debt                             113,232
                                                                                       ----------
                Adjusted net income                                                    $1,906,050
                                                                                       ==========

         Weighted average common shares and common share equivalents                    8,138,110
         Assumed exercise of options and warrants                                         595,140
         Conversion of convertible debt                                                   809,401
                                                                                       ----------
                Adjusted shares outstanding                                             9,542,651
                                                                                       ==========

         Fully diluted earnings per share                                              $     0.20
                                                                                       ==========


FULLY DILUTED EARNINGS PER SHARE FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 1997

         Net income                                                                    $  891,250
         Interest reduction on conversion of convertible debt                              37,744
                                                                                       ----------
                Adjusted net income                                                    $  928,994
                                                                                       ==========

         Weighted average common shares and common share equivalents                    8,478,675
         Assumed exercise of options and warrants                                         521,381
         Conversion of convertible debt                                                   809,401
                                                                                       ----------
                Adjusted shares outstanding                                             9,808,777
                                                                                       ==========

         Fully diluted earnings per share                                              $     0.09
                                                                                       ==========